KINDER MORGAN ENERGY PARTNERS, L. P.

                                     Issuer

                           THE GUARANTORS NAMED HEREIN

                                  as Guarantors

                                       and


                        U.S. TRUST COMPANY OF TEXAS, N.A.

                                     Trustee



                          FIRST SUPPLEMENTAL INDENTURE

                          Dated as of January 29, 1999




                    6.30 % Senior Notes Due February 1, 2009

        FIRST SUPPLEMENTAL INDENTURE, dated as of January 29, 1999 (herein called the "First Supplemental Indenture"), between KINDER MORGAN ENERGY
PARTNERS, L. P., a Delaware limited partnership (herein called the "Partnership"), having its principal office at 1301 McKinney Street, Suite 3450, Houston, Texas 77010, the Guarantors named herein and U.S. TRUST COMPANY OF TEXAS, N.A., a banking corporation duly organized and existing under the laws of the State of New York, as trustee under the Indenture referred to below (herein called the "Trustee").

                           RECITALS OF THE PARTNERSHIP

        WHEREAS, the Partnership has heretofore executed and delivered to the Trustee the Indenture, dated as of January 29, 1999 (herein called the "Indenture"), providing for the issuance from time to time of one or more series of the Partnership's unsecured senior debentures, notes or other evidences of indebtedness (herein called the "Securities"); and

        WHEREAS, Section 301 of the Indenture provides that various matters with respect to any series of Securities issued under the Indenture may be established in an indenture supplemental to the Indenture; and

        WHEREAS, Section 901(6) of the Indenture provides that the Partnership, the Guarantors and the Trustee may enter into indentures supplemental to the Indenture for the purpose of establishing the form or terms of the Securities of any series as permitted in Sections 201 and 301 of the Indenture; and

        WHEREAS, the Partnership desires to create a series of the Securities in an aggregate principal amount of up to $250,000,000, which series shall be designated the 6.30% Senior Notes Due February 1, 2009 (the "Notes"), and all action on the part of the Partnership necessary to authorize the issuance of the Notes under the Indenture and this First Supplemental Indenture has been duly taken; and

        WHEREAS, all acts and things necessary to make the Notes, when executed by the Partnership and completed, authenticated and delivered by the Trustee as provided in the Indenture and this First Supplemental Indenture, the valid and binding obligations of the Partnership and to constitute these presents a valid and binding supplemental indenture and agreement according to its terms, have been done and performed;

        NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH:

        That in consideration of the premises and the issuance of the Notes, the
Partnership   covenants  and  agrees  with  the  Trustee,   for  the  equal  and
proportionate benefit of all holders of the Notes, as follows:

                                    ARTICLE I


                       Relation to Indenture; Definitions

SECTION 1.01 This First Supplemental Indenture constitutes an integral part of the Indenture.

SECTION 1.02 For all purposes of this First Supplemental Indenture:

               (1) Capitalized terms used herein shall have the meanings specified herein or in the Indenture, as the case may be;

               (2) "Make-Whole Premium" with respect to any Note (or portion thereof) to be redeemed will be equal to the excess, if any, of (i) the sum of the present values, calculated as of the Redemption Date, of (a) each interest payment that, but for such redemption, would have been payable on the Note (or portion thereof) being redeemed on each Interest Payment Date occurring after the Redemption Date (excluding any accrued interest for the period prior to the Redemption Date) and (b) the principal amount that, but for such redemption, would have been payable at the final maturity of the Note (or portion thereof) being redeemed, over (ii) the principal amount of the Note (or portion thereof) being redeemed. The present value of interest and principal payments referred to in clause (i) will be determined in accordance with generally accepted principles of financial analysis. Such present values will be calculated by discounting the amount of each payment of interest or principal from the date that each such payment would have been payable, but for the redemption, to the Redemption Date at a discount rate equal to the Treasury Yield plus 25 basis points.

               (3) "Treasury Yield" means a rate of interest per annum equal to the weekly average yield to maturity of United States Treasury Notes that have a constant maturity that corresponds to the remaining term to maturity of the Notes, calculated to the nearest 1/12 of a year (the "Remaining Term"). The Treasury Yield will be determined as of the third business day immediately preceding the applicable Redemption Date. The weekly average yields of United States Treasury Notes will be determined by reference to the most recent statistical release published by the Federal Reserve Bank of New York and designated "H.15(519) Selected Interest Rates" or any successor release (the "H.15 Statistical Release"). If the H.15 Statistical Release sets forth a weekly average yield for United States Treasury Notes having a constant maturity that is the same as the Remaining Term, then the Treasury Yield will be equal to such weekly average yield. In all other cases, the Treasury Yield will be calculated by interpolation, on a straight-line basis, between the weekly average yields on the United States Treasury Notes that have a constant maturity closest to and greater than the Remaining Term and the United States Treasury Notes that have a constant maturity closest to and less than the Remaining Term (in each case as set forth in the H.15 Statistical Release). Any weekly average yields so calculated by interpolation will be rounded to the nearest 1/100th of 1%, with any figure of 1/200% or above being rounded upward. If weekly average yields for United States Treasury Notes are not available in the H.15 Statistical Release or otherwise, then the Treasury Yield will be calculated by interpolation of comparable rates selected by the Independent Investment Banker (as defined below).

               (4) All references herein to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this First Supplemental Indenture; and

               (5) The terms "herein", "hereof", "hereunder" and other words of similar import refer to this First Supplemental Indenture.

                                   ARTICLE II

                            The Series of Securities

SECTION 2.01   The Title of the Securities.

        There shall be a series of Securities designated the "6.30% Senior Notes due February 1, 2009" (the "Notes"). The Notes shall be executed, authenticated and delivered in accordance with the provisions of, and shall in all respects be subject to, the terms, conditions and covenants of the Indenture and this First Supplemental Indenture (including the form of Note set forth as Exhibit A hereto).

SECTION 2.02     Limitation on Aggregate Principal Amount

        The aggregate principal amount of the Notes shall be limited to $250,000,000.

SECTION 2.03     Stated Maturity

        The Stated Maturity of the Notes shall be February 1, 2009.

SECTION 2.04     Interest and Interest Rates

        The rate of interest on each Note shall be 6.30% per annum (at the same rate per annum on any overdue principal and premium and, to the extent lawful, on any overdue installment of interest), accruing from January 29, 1999 and interest shall be payable, semi-annually in arrears, on February 1 and August 1 of each year (each such date, an "Interest Payment Date"), commencing August 1, 1999 to the Persons in whose names the Notes are registered at the close of business on the immediately preceding January 15 and July 15 respectively, whether or not such day is a Business Day (each such date, a "Regular Record Date"). The amount of interest payable for any period shall be computed on the basis of twelve 30-day months and a 360-day year. The amount of interest payable for any partial period shall be computed on the basis of a 360-day year of twelve 30-day months and the days elapsed in any partial month. In the event that any date on which interest is payable on a Note is not a Business Day, then a payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay) with the same force and effect as if made on the date the payment was originally payable. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will be paid to the Person in whose name such Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and shall either (i) be paid to the Person in whose name such Note (or one or more Predecessor Securities) is registered at the close of business on the Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice of which shall be given to Holders of the Notes not less than 10 days prior to such Special Record Date, or (ii) be paid at such time in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Notes may be listed or traded, and upon such notice as may be required by such exchange or automated quotation system, all as more fully provided in the Indenture.

SECTION 2.05     Place of Payment

        The Place of Payment where the Notes may be presented or surrendered for payment shall initially be the corporate trust office of the Trustee in The City of New York.

SECTION 2.06 Place of Registration or Exchange; Notices and Demands With Respect to the Notes

        The place where the Holders of the Notes may present the Notes for registration of transfer or exchange and may make notices and demands to or upon the Partnership in respect of the Notes shall initially be the corporate trust office of the Trustee in The City of New York.

SECTION 2.07   Global Securities

        The Notes shall initially be issuable in the form of one or more Global Securities. Such Global Securities shall be deposited with, or on behalf of, The Depository Trust Company, New York, New York, which shall act as Depositary with respect to the Notes. Such Global Securities shall bear the legends set forth in the form of Note attached as Exhibit A hereto.

SECTION 2.08     Form of Notes

        The Notes shall be substantially in the form attached as Exhibit A hereto. The Notes shall be registered in such names, shall be in such amounts and shall have such other specific terms contemplated in the form of Note attached hereto as Exhibit A, as shall be communicated by the Partnership to the Trustee in accordance with the administrative procedures, as in effect from time to time, established to provide for the issuance of the Notes.

SECTION 2.09     Securities Registrar

        The Trustee shall serve as the initial Securities Registrar.

SECTION 2.10   Defeasance and Discharge; Covenant Defeasance

        Article XIII of the Indenture,   including without limitation,  Sections
1302 and 1303 thereof,  shall apply to the Notes.

SECTION 2.11     Optional Redemption

        The Notes will be redeemable, at the option of the Partnership, at any time in whole, or from time to time in part, upon not less than 30 and not more than 60 days' notice mailed to each Holder of Notes to be redeemed at the Holder's address appearing in the Note Register, on any date prior to maturity at a price equal to (a) 100% of the principal amount thereof plus accrued interest to the Redemption Date (subject to the right of holders of record on the relevant Record Date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date) and (b) a Make-Whole Premium, if any (the "Redemption Price"). In no event will the Redemption Price ever be less than 100% of the principal amount of the Notes plus accrued interest to the Redemption Date. The Make-Whole Premium will be calculated by an independent investment banking institution of national standing appointed by the Partnership; provided, that if the Partnership fails to make such appointment at least 45 business days prior to the Redemption Date, or if the institution so appointed is unwilling or unable to make such calculation, such calculation will be made by Goldman, Sachs & Co. or, if such firm is unwilling or unable to make such calculation, by an independent investment banking institution of national standing appointed by the Trustee (in any such case, an "Independent Investment Banker").

        If less than all of the Notes are to be redeemed, the Trustee will select the Notes to be redeemed by such method as the Trustee shall deem fair and appropriate. The Trustee may select for redemption Notes and portions of Notes in amounts of $1,000 or whole multiples of $1,000.

SECTION 2.12     Sinking Fund Obligations

        The Partnership has no obligation to redeem or purchase any Notes pursuant to any sinking fund or analogous requirement or upon the happening of a specified event or at the option of a Holder thereof.

                                   ARTICLE III

                                  Miscellaneous

        SECTION 3.01 The recitals contained herein shall be taken as the statements of the Partnership, and the Trustee assumes no responsibility for their correctness.

        The Trustee makes no representations as to the validity or sufficiency of this First Supplemental Indenture or the proper authorization or the due execution hereof by the Partnership.

        SECTION 3.02 Except as expressly supplemented and amended hereby, the Indenture shall continue in full force and effect in accordance with the provisions thereof, and the Indenture, as supplemented and amended hereby, is in all respects hereby ratified and confirmed. This First Supplemental Indenture and all its provisions shall be deemed a part of the Indenture in the manner and to the extent herein and therein provided.

        SECTION 3.03 This First Supplemental Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York.

        SECTION  3.04  This   instrument  may  be  executed  in  any  number  of
counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

        IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.



                              KINDER MORGAN ENERGY
                                 PARTNERS, L.P.

                              By: Kinder Morgan G.P., Inc.,
                              Its General Partner

                              By:   /s/ David G. Dehaemers, Jr.
                                    ---------------------------
                              Name: David G. Dehaemers, Jr.
                              Title: Vice President and Chief Financial Officer



                              U.S. TRUST COMPANY OF TEXAS, N.A.,
                                  As Trustee


                              By:   /s/ John C. Stohlmann
                                    ---------------------
                              Name: John C. Stohlmann
                              Title: Vice President

                                   GUARANTEES

        Each Guarantor (which term includes any successor person under the Indenture), has fully, unconditionally and absolutely guaranteed, to the extent set forth in the Indenture and this First Supplemental Indenture and subject to the provisions in the Indenture and this First Supplemental Indenture, the due and punctual payment of the principal of, and premium, if any, and interest on the Notes and all other amounts due and payable under the Indenture, the First Supplemental Indenture and the Notes by the Partnership.

        The obligations of the Guarantors to the Holders of Notes and to the Trustee pursuant to the Guarantees and the Indenture are expressly set forth in
Article XIV of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantees.


                                               KINDER MORGAN OPERATING L.P. "A"

                                               By: Kinder Morgan G.P., Inc.


                                               By:  /s/ David G. Dehaemers, Jr.
                                                    ---------------------------
                                                    David G. Dehaemers, Jr.
                                                    Vice President




                                               KINDER MORGAN OPERATING L.P. "B"

                                               By: Kinder Morgan G.P., Inc.


                                               By:  /s/ David G. Dehaemers, Jr.
                                                    ----------------------------
                                                    David G. Dehaemers, Jr.
                                                    Vice President



                                               KINDER MORGAN OPERATING L.P. "C"

                                               By: Kinder Morgan G.P., Inc.


                                               By:  /s/ David G. Dehaemers, Jr.
                                                    ---------------------------
                                                    David G. Dehaemers, Jr.
                                                    Vice President

                                          KINDER MORGAN OPERATING L.P. "D"

                                          By:   Kinder Morgan G.P., Inc.



                                          By:   /s/ David G. Dehaemers, Jr.
                                                --------------------------------
                                                David G. Dehaemers, Jr.
                                                Vice President



                                          KINDER MORGAN BULK TERMINALS,
                                          INC.

                                          By:     /s/ David G. Dehaemers, Jr.
                                                  -----------------------------
                                                  David G. Dehaemers, Jr.
                                                  Vice President



                                          KINDER MORGAN NATURAL GAS
                                               LIQUIDS CORPORATION

                                          By:     /s/ David G. Dehaemers, Jr.
                                                 -----------------------------
                                                  David G. Dehaemers, Jr.
                                                  Vice President





                                          KINDER MORGAN CO2, LLC

                                          By:   Kinder Morgan Operating L.P. "A"
                                          By:   Kinder Morgan G.P., Inc.


                                          By:    /s/  David G. Dehaemers, Jr.
                                                 ------------------------------
                                                    David G. Dehaemers, Jr.
                                                    Vice President

                             [FORM OF FACE OF NOTE]


        [If the Note is a Global Security, insert -- THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS NOTE MAY NOT BE TRANSFERRED TO, OR REGISTERED OR EXCHANGED FOR NOTES REGISTERED IN THE NAME OF, ANY PERSON OTHER THAN THE DEPOSITARY OR A NOMINEE THEREOF AND NO SUCH TRANSFER MAY BE REGISTERED, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE. EVERY NOTE AUTHENTICATED AND DELIVERED UPON REGISTRATION OF TRANSFER OF, OR IN EXCHANGE FOR OR IN LIEU OF, THIS NOTE SHALL BE A GLOBAL SECURITY SUBJECT TO THE FOREGOING, EXCEPT IN SUCH LIMITED CIRCUMSTANCES.

        UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION, TO THE PARTNERSHIP OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                      KINDER MORGAN ENERGY PARTNERS, L. P.

                     6.30% SENIOR NOTES DUE FEBRUARY 1, 2009

NO.                                                                           $
CUSIP No. 494550AA4

        KINDER MORGAN ENERGY PARTNERS, L. P., a Delaware limited partnership (herein called the "Partnership", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to________, or registered assigns, the principal sum of _________ United States Dollars on February 1, 2009, and to pay interest thereon from January 29, 1999, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on February 1 and August 1 in each year, commencing August 1, 1999, at the rate of 6.30% per annum until Maturity, and at the same rate per annum on any overdue principal and premium and, to the extent lawful, on any overdue installment of interest. The amount of interest payable for any period shall be computed on the basis of twelve 30-day months and a 360-day year. The amount of interest payable for any partial period shall be computed on the basis of a 360-day year of twelve 30-day months and the days elapsed in any partial month. In the event that any date on which interest is payable on this Note is not a Business Day, then a payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay) with the same force and effect as if made on the date the payment was originally payable. A "Business Day" shall mean, when used with respect to any Place of Payment, each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in that Place of Payment are authorized or obligated by law, executive order or regulation to close. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the January 15 or July 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may either (i) be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice of which shall be given to Holders of Notes not less than 10 days prior to such Special Record Date, or (ii) be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Notes may be listed or traded, and upon such notice as may be required by such exchange or automated quotation system, all as more fully provided in such Indenture.

        [If the Note is a Global Security, insert -- Payment of the principal of and premium, if any, and interest on this Note will be made by transfer of immediately available funds to a bank account in The City of New York designated by the Holder in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.]

        [If a Definitive Security, insert--Payment of the principal of (and premium, if any) and interest on this Security will be made at the office or agency of the Partnership maintained for that purpose in The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts or at such other offices or agencies as the Partnership may designate, by United States Dollar check drawn on, or transfer to a United States Dollar account maintained by the payee with, a bank in The City of New York (so long as the applicable Paying Agent has received proper transfer instructions in writing at least five days prior to the payment date); provided, however, that payment of interest may be made at the option of the Partnership by United States Dollar check mailed to the addresses of the Persons entitled thereto as such addresses shall appear in the Security Register or by transfer to a United States Dollar account maintained by the payee with a bank in The City of New York (so long as the applicable Paying Agent has received proper transfer instructions in writing by the Record Date prior to the applicable Interest Payment Date).]

        Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

        Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

        IN WITNESS WHEREOF, the Partnership has caused this instrument to be duly executed.

Dated:
                                            KINDER MORGAN ENERGY PARTNERS, L. P.

                                                   By: Kinder Morgan G.P., Inc.
                                                   Its General Partner


                                                   By: _______________________
                                                   Name:
                                                   Title:



                     Trustee's Certificate and Authorization

        This is one of the Notes of the series designated therein referred to in the within-mentioned Indenture.

                                            U.S. TRUST COMPANY OF TEXAS, N.A.
                                                   As Trustee

                                                   By:_________________________
                                                   Authorized Signatory

                            [FORM OF REVERSE OF NOTE]

        This Note is one of a duly authorized issue of Securities of the Partnership (the "Notes"), issued and to be issued in one or more series under an Indenture dated as of January 29, 1999 (the "Indenture"), among the Partnership, the Guarantors named therein, and U.S. Trust Company of Texas, N.A., as Trustee (the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Partnership, the Guarantors, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. As provided in the Indenture, the Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest, if any, at different rates, may be subject to different redemption provisions, if any, may be subject to different sinking, purchase or analogous funds, if any, may be subject to different covenants and Events of Default and may otherwise vary as in the Indenture provided or permitted. This Note is one of a series of Securities designated on the face hereof limited in aggregate principal amount to $200,000,000.

        The Notes are redeemable, at the option of the Partnership, at any time in whole or from time to time in part, upon not less than 30 and not more than 60 days' notice mailed to each holder of Notes to be redeemed at the holder's address appearing in the Note Register, on any date prior to maturity at a price equal to (a) 100% of the principal amount thereof plus accrued interest to the Redemption Date (subject to the right of holders of record on the relevant Record Date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date) and (b) a Make-Whole Premium, if any.

        "Make-Whole Premium" with respect to any Note (or portion thereof) to be redeemed will be equal to the excess, if any, of (i) the sum of the present values, calculated as of the Redemption Date, of (a) each interest payment that, but for such redemption, would have been payable on the Note (or portion thereof) being redeemed on each Interest Payment Date occurring after the Redemption Date (excluding any accrued interest for the period prior to the Redemption Date) and (b) the principal amount that, but for such redemption, would have been payable at the final maturity of the Note (or portion thereof) being redeemed, over (ii) the principal amount of the Note (or portion thereof) being redeemed. The present value of interest and principal payments referred to in clause (i) will be determined in accordance with generally accepted principles of financial analysis. Such present values will be calculated by discounting the amount of each payment of interest or principal from the date that each such payment would have been payable, but for the redemption, to the Redemption Date at a discount rate equal to the Treasury Yield plus 25 basis points.

        "Treasury Yield" means a rate of interest per annum equal to the weekly average yield to maturity of United States Treasury Notes that have a constant maturity that corresponds to the remaining term to maturity of the Notes, calculated to the nearest 1/12 of a year (the "Remaining Term"). The Treasury Yield will be determined as of the third business day immediately preceding the applicable Redemption Date. The weekly average yields of United States Treasury Notes will be determined by reference to the most recent statistical release published by the Federal Reserve Bank of New York and designated "H.15(519) Selected Interest Rates" or any successor release (the "H.15 Statistical Release"). If the H.15 Statistical Release sets forth a weekly average yield for United States Treasury Notes having a constant maturity that is the same as the Remaining Term, then the Treasury Yield will be equal to such weekly average yield. In all other cases, the Treasury Yield will be calculated by interpolation, on a straight-line basis, between the weekly average yields on the United States Treasury Notes that have a constant maturity closest to and greater than the Remaining Term and the United States Treasury Notes that have a constant maturity closest to and less than the Remaining Term (in each case as set forth in the H.15 Statistical Release). Any weekly average yields so calculated by interpolation will be rounded to the nearest 1/100th of 1%, with any figure of 1/200% or above being rounded upward. If weekly average yields for United States Treasury Notes are not available in the H.15 Statistical Release or otherwise, then the Treasury Yield will be calculated by interpolation of comparable rates selected by the Independent Investment Banker.

        In the event of redemption of this Note in part only, a new Note or Notes of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

        If an Event of Default with respect to the Notes shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

        The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Partnership or the Guarantors and the rights of the Holders of the Notes to be affected under the Indenture at any time by the Partnership, the Guarantors and the Trustee with the consent of not less than the Holders of a majority in aggregate principal amount of the Outstanding Securities of all series to be affected (voting as one class). The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Outstanding Securities of all affected series (voting as one class), on behalf of the Holders of all Securities of such series, to waive compliance by the Partnership and the Guarantors with certain provisions of the Indenture. The Indenture permits, with certain exceptions as therein provided, the Holders of a majority in principal amount of Notes then Outstanding to waive past defaults under the Indenture with respect to the Notes and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

        As provided in and subject to the provisions of the Indenture, the Holder of this Note shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Notes, the Holders of not less than 25% in principal amount of the Notes at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity and the Trustee shall not have received from the Holders of a majority in principal amount of the Notes at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Note for the enforcement of any payment of principal, premium, if any, or interest hereon on or after the respective due dates expressed herein.

        No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Partnership, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the times, place(s) and rate, and in the coin or currency, herein prescribed.

        [If the Note is a Global Security, insert -- This Global Note or portion hereof may not be exchanged for Definitive Securities except in the limited circumstances provided in the Indenture.

        The holders of beneficial interests in this Global Note will not be entitled to receive physical delivery of Definitive Securities except as described in the Indenture and will not be considered the Holders thereof for any purpose under the Indenture.]

        [If the Note is a Definitive Security, insert -- As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registerable in the Note Register, upon surrender of this Note for registration of transfer at the office or agency of the Partnership in The City of New York or at such other offices or agencies as the Partnership may designate, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Partnership and the Note Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.]

        The Notes are issuable only in registered form, without coupons, in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are transferable and exchangeable at the office of the Registrar and any co-registrar for a like aggregate principal amount of Notes and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

        No service charge shall be made for any such registration of transfer or exchange, but the Partnership may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection with certain transfers and exchanges.

        Prior to due presentment of this Note for registration of transfer, the Partnership, the Trustee and any agent of the Partnership or the Trustee may treat the Person in whose name this

Note is  registered  as the owner hereof for all  purposes,  whether or not this
Note is overdue, and neither the Partnership, the Trustee nor any such agent shall be affected by notice to the contrary.

        Obligations of the Partnership and the Guarantors under the Indenture and the Securities thereunder, including this Note, are non-recourse to Kinder Morgan G.P. Inc. (the "General Partner") and its Affiliates (other than the Partnership and the Guarantors), and payable only out of cash flow and assets of the Partnership and the Guarantors. The Trustee, and each Holder of a Note by its acceptance hereof, will be deemed to have agreed in the Indenture that (1) neither the General Partner nor its assets (nor any of its Affiliates other than the Partnership or the Guarantors, nor their respective assets) shall be liable for any of the obligations of the Partnership or the Guarantors under the Indenture or such Securities, including this Note, and (2) no director, officer, employee, stockholder or unitholder, as such, of the Partnership, the Guarantors, the Trustee, the General Partner or any Affiliate of any of the foregoing entities shall have any personal liability in respect of the obligations of the Partnership or the Guarantors under the Indenture or such Securities by reason of his, her or its status.

        The Indenture contains provisions that relieve the Partnership and the Guarantors from the obligation to comply with certain restrictive covenants in the Indenture and for satisfaction and discharge at any time of the entire indebtedness upon compliance by the Partnership and the Guarantors with certain conditions set forth in the Indenture.

        The obligations of the Partnership pursuant to the Indenture and the Securities, including this Note and the repurchase obligations under the Indenture, will be unconditionally guaranteed, on a senior unsecured basis, by each Guarantor.

        This Note shall be governed by and construed in accordance with the laws of the State of New York.

        All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

        [If the Note is a  Definitive Security, insert as a separate page--

        FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _____________________________________ (Please Print or
Typewrite Name and Address of Assignee) the within instrument of KINDER MORGAN ENERGY PARTNERS, L. P. and does hereby irrevocably constitute and appoint ________________________ Attorney to transfer said instrument on the books of the within-named Partnership with full power of substitution in the premises.

Please Insert Social Security or
Other Identifying Number of Assignee:


_______________________________________________________________________________

Dated: ______________________      ________________________________ (Signature)

Signature Guarantee:___________________________________________________________
                          (Participant in a Recognized Signature
                          Guaranty Medallion Program)

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever.]